UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2022
TRICIDA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38558	46-3372526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
7000 Shoreline Court
Suite 201
South San Francisco, CA 94080
(Address of principal executive offices) (Zip Code)
(415) 429-7800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	TCDA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.		☐

Item 1.01	Entry into a Material Definitive Agreement.
On July 30, 2022, Tricida, Inc. (“Tricida”) and Patheon Austria GmbH & Co KG (“Patheon”) entered into an amendment (“Amendment No. 3”), effective as of July 1, 2022, which amends certain terms of the Manufacturing and Commercial Supply Agreement, effective October 4, 2019 (as amended by amendment no. 1 dated March 30, 2021 and amendment no. 2 dated August 26, 2021, collectively the “Agreement”), between Tricida and Patheon.
Pursuant to Amendment No. 3 the parties have agreed, among other things, to (i) manufacture veverimer for commercial use using a payment structure that, in addition to payment for delivery of commercial product on a per kilogram basis as established by the Agreement, provides an additional incremental payment to Patheon to cover certain manufacturing costs, (ii) maintain the existing cap on maximum compensation to Patheon for commercial manufacturing during the upcoming campaign, (iii) work on development of a second generation manufacturing process, and (iv) defer payment of certain costs to the fourth quarter of 2023.
The foregoing description of terms of the Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment No. 3. A copy of the Amendment No. 3 will be filed with the Securities and Exchange Commission as an exhibit to Tricida’s Quarterly Report on Form 10-Q for the third quarter ended September 30, 2022, or via an amendment to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.
Tricida expects the financial impact of this Amendment No. 3 to be a deferral until the fourth quarter of 2023 of approximately $8 million in costs from the prior manufacturing campaign that were budgeted to be spent under the Agreement.
Amendment No. 3 does not impact Tricida’s previous financial guidance. Tricida currently has the financial resources to fund its planned operations into early in the second quarter of 2023, which is approximately six months from the anticipated announcement of its top-line results for the VALOR-CKD trial.
The information included under Item 7.01 of this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Forward Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations concerning matters that are not historical facts. Words such as “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” and similar words and expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements related to deferral of certain costs until the fourth quarter of 2023, our financial resources being sufficient to fund our planned operations into early in the second quarter of 2023, risks associated with our manufacturer’s commercial production capacity, risks associated with our business prospects, financial results and business operations. These and other factors that may affect our future business prospects, results and operations are identified and described in more detail in our filings with the Securities and Exchange Commission, including Tricida’s most recent Annual Report filed on Form 10-K, or Quarterly Reports filed on Form 10-Q. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. Except as required by applicable law, the company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 2022	TRICIDA, INC.

	By:	/s/ Geoffrey M. Parker
	Name:	Geoffrey M. Parker
	Title:	Chief Operating Officer, Chief Financial Officer and Executive Vice President